UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.   20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: SEPTEMBER 20, 1997
                                       ------------------
                        (Date of earliest event reported)


                             COMPUTER DATA SYSTEMS, INC.
           ----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                          Commission file number 1-6002
                                                 ------


         MARYLAND                                             52-0882982
----------------------------                               ---------------

(State or other jurisdiction                             (IRS Employer ID No.)
of incorporation or organization)

ONE CURIE COURT
ROCKVILLE, MARYLAND                                           20850-4389
------------------------                                    --------------
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code (301) 921-7000

      Items 1-4.  N/A

      Item 5.     Other Events

            On September 20, 1997, Computer Data Systems, Inc. ("CDSI") signed a definitive agreement pursuant to which a wholly-owned subsidiary of Affiliated Computer Services, Inc. ("ACS") will be merged with and into CDSI. Under the terms of the Agreement and Plan of Merger (the "Agreement"), stockholders of CDSI will receive 1.759 shares of ACS Class A Common Stock for each share of CDSI Common Stock. The closing price of ACS Class A Common Stock on September 19, 1997, the last trading day prior to the public announcement of the transaction, was $29.375 per share. In addition, approximately $48 million of CDSI debt will be repaid for a total transaction value of approximately $373 million.

            The transaction is structured to be tax free to CDSI stockholders and accounted for as a pooling of interests. The merger is subject to regulatory approvals and certain other conditions, including without limitation, approval of the merger by a two-thirds vote of CDSI's stockholders, approval of the issuance of additional shares of ACS Class A Common Stock by ACS' stockholders and confirmation from the independent accountants for ACS and CDSI that the transaction will be accounted for as a pooling of interests. With respect to the stockholder votes, all the directors and certain executive officers of both companies have agreed to vote their stock in favor of the transaction. In the case of ACS, such directors and officers have sufficient voting power to satisfy the stockholder vote condition in the Agreement. The directors and officers of CDSI hold stock representing approximately ten percent of the outstanding shares.

            Special meetings of the stockholders of CDSI and ACS are to be scheduled within the next 90 days and the closing of the merger is expected during the fourth quarter of calendar 1997.

            In connection with the transaction, Clifford M. Kendall, the Chairman of CDSI's Board of Directors, and Peter A. Bracken, CDSI's Chief Executive Officer, will each join the ACS Board of Directors following the merger.

      Items 6-8.  N/A

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland on September 25, 1997.


                                    Computer Data Systems, Inc.

                                    By /s/Wyatt D. Tinsley
                                       ------------------------
                                       Wyatt D. Tinsley
                                       Executive Vice President
                                       (Principal Financial and
                                       Accounting Officer)